Exhibit 99.1

Nocera, Inc. Completes Strategic Acquisition, Partnering with

Zhejiang Xinca Mutual Entertainment Culture Media to

Cultivate the Global E-Commerce Market

TAIPEI, TAIWAN / ACCESSWIRE / February 6, 2024 / Nocera, Inc. (NASDAQ:NCRA) ("Nocera" or the “Company"), a fully integrated sustainable aquaculture company focused on the manufacturing and operation of land-based Recirculating Aquaculture Systems (RASs), today its acquisition, through its wholly-owned subsidiary, Shanghai Nocera Culture Co., Ltd., of 100% of the issued and outstanding equity interests of Zhejiang Xinca Mutual Entertainment Culture Media Co., LTD.( "Xinca"), a domestic funded limited liability company registered in China (PRC), using Variable Interest Entity agreements (VIE). This strategic acquisition marks a significant milestone for Nocera, positioning the Company for accelerated growth within the e-commerce market, commencing with the China market on the Douyin platform. The purchase price of the of equity interests of Xinca was 1.8 million unregistered shares of common stock of the Company. The acquisition closed on January 31, 2024.

Xinca has established a successful e-commerce model on Douyin, the prominent Chinese short-form video application and sibling platform to TikTok in the United States. Both Douyin and TikTok are subsidiaries of Beijing-based parent company ByteDance. Xinca has achieved remarkable success through its prowess in content creation, dynamic marketing strategies, and exceptional e-commerce conversion rates. The company has amassed invaluable insights, resources, and data on user behavior, established prominent influencer networks, and executed highly efficient product sales strategies. Nocera is excited to leverage these assets, enabling the Company to introduce fish sales on Douyin in China, with plans to replicate this success on TikTok in the United States.

ByteDance's Douyin/TikTok platform boasts a global user base of 1.5 billion people, with projections suggesting it will reach 2 billion users by the end of 2024. These figures underscore Douyin/TikTok's substantial impact on the global social media landscape and its rapid ascent in the e-commerce sector.

Andy Jin, Chief Executive Officer of Nocera, expressed his enthusiasm for this transformative acquisition, stating, “This strategic partnership is poised to enhance Nocera's competitive advantage, particularly in the Douyin e-commerce sector in China. As the global e-commerce and content marketing landscape intensifies in competitiveness, the collaboration between Nocera and Xinca promises to usher in a new era in the short-video e-commerce domain. We believe that by harnessing Xinca's creative content and market insights, coupled with Nocera's expertise in aquaculture and fish sales, we will pioneer innovative advancements in the global e-commerce market.”

Nocera, Inc. looks forward to delivering high-quality, sustainably farmed fish to consumers while continuing to drive innovation and growth in the ever-evolving e-commerce landscape.

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About Nocera, Inc.

Nocera (NASDAQ: NCRA) is a fully integrated sustainable seafood company that provides land-based recirculation aquaculture systems for both fresh and saltwater fish and invests in fish farms by building high-tech RASs. The Company’s main business operation consists of the design, development, and production of large-scale RASs fish tank systems, (aquaculture) for fish farms along with expert consulting, technology transfer, and aquaculture project management services to new and existing aquaculture facilities and operators. For more information, please visit the company’s website at www.nocera.company.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions as they relate to Nocera are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the Company’s control. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. As a result of these matters, changes in fact, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Investor Contacts:

Hanover Int’l

Jh@hanoverintlinc.com

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